UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 22, 2013
Date of Report (Date of earliest event reported)

ROYAL MINES AND MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52391	20-4178322
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2580 Anthem Village Dr.
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 588-5973
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

This Amendment No.1 to Form 8-K is being filed as an amendment to the Current Report on Form 8-K filed by Royal Mines and Minerals Corp. (the “Company”) on August 28, 2013. The Form 8-K was filed to report the results of the matters submitted to a vote at our Annual Meeting and Special Meeting of Stockholders held on August 22, 2013. The sole purpose of this Amendment No. 1 is to disclose our decision regarding the frequency of future stockholder advisory votes on the Company’s executive compensation. Except for the foregoing, this Amendment No. 1 does not modify or update any other disclosure contained the Company’s Current Report on Form 8-K filed with the SEC on August 28, 2013.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On August 22, 2013, the Company held its Annual Meeting and Specials Meeting of Stockholders. The stockholders were asked to consider and act upon, among other matters, an advisory vote on the frequency of advisory votes on the Company’s executive compensation. As previously reported, a majority of the votes cast on the frequency proposal were cast in favor of holding an advisory vote on the Company’s executive compensation every three years.

The Company’s board of directors has decided that the Company will will include an advisory vote on its executive compensation every third year in its future proxy materials until the next stockholder vote on the frequency of these votes.

The information reported under Item 5.07 of the Company’s Current Report on Form 8-K filed with the SEC on August 28, 2013 is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL MINES AND MINERALS CORP.
Date:	January 7, 2013
		By:	/s/ Jason S. Mitchell

JASON S. MITCHELL
Chief Financial Officer & Treasurer